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                              MANAGEMENT AGREEMENT
                                 BY AND BETWEEN
                          CAMBRIDGE ENERGY CORPORATION
                                       AND
                     TRITON WELLHEAD AND MANUFACTURING INC.


          THIS  AGREEMENT  made  this  1st    day of May,  1998  by and  between
     CAMBRIDGE ENERGY CORPORATION, (CAMBRIDGE) a Nevada corporation and TRITON WELLHEAD & MANUFACTURING, INC., (TRITON) a Louisiana corporation,

                                   WITNESSETH:

          WHEREAS TRITON is the manufacturer of well control and valve devices based in Broussard, Louisiana and CAMBRIDGE is a public company engaged in the exploration and development of oil and gas properties and in other aspects of the oil and gas industry and

          WHEREAS CAMBRIDGE and TRITON have entered into an agreement dated March 10, 1998 providing for the acquisition of TRITON by CAMBRIDGE and further

          WHEREAS the terms of this acquisition anticipate the conveyance of clear title to the properties of TRITON including the manufacturing facility, real estate, equipment and inventory currently subject to security interests held by two lenders and that additional time through at least July of 1998 is needed to complete acquisitions and litigation necessary to provide title to the properties to be conveyed by the referenced agreement and further

          WHEREAS certain assistance is needed to enhance the business during the period between this agreement and the date on which title can be conveyed and further that CAMBRIDGE has already begun to provide such assistance in the form of the hiring of experienced sales personnel, insurance consultation and other marketing and miscellaneous consultation,

          NOW THEREFORE in exchange for the mutual covenants expressed herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. That during the interim period as described below, CAMBRIDGE will provide to TRITON management and consulting services covering:

          a. personnel management: including payroll processing and benefits and insurance packaging and development of employment administration guidelines

          b. administrative services: including accounting and financial administration and structuring of books and records in preparation of audit, and structure and preparation of financial statements in accordance with generally accepted accounting principals

          c.   facilities   management:   including   planning   and  design  of
     rehabilitation and improvements

          d. financial planning: including cash flow management and financial planning for expansion.

          In performing these functions, CAMBRIDGE will utilize to the extent possible existing employees of TRITON and will utilize existing facilities, equipment and inventory to the maximum reasonable extent.

          Further, in performing these duties, Cambridge will have complete and continuous access to all TRITON facilities and operations and to past and present TRITON books, records and bank accounts.

          CAMBRIDGE management will conduct management meetings at least once per week in advance of the weeks activities. Such meeting will be in person or by conference call and will include one or more members of CAMBRIDGE senior management and one or more members of TRITON senior management. The agenda for this meeting shall include in advance: the week's production schedule, sales for the prior week, projected payroll for the week, projected general and administrative expenses for the week, accounts receivable status, cash and credit positions and facilities management and improvement projects.

          2. CAMBRIDGE will assist TRITON in obtaining insurance for facilities, personnel and product liability.

          3. CAMBRIDGE may from time to time make advances of funds in performance of services referenced above, however, CAMBRIDGE shall make only advances necessary for immediate use, and reasonably practical and consistent with efficient and economical management. Such advances shall become a payable on the books of TRITON payable on demand to CAMBRIDGE.

          4. For the period of this Agreement, all revenues due TRITON shall be deposited in its operating account and shall be utilized to pay TRITON expenses in accordance with a priority of expenses and accounts payable established by CAMBRIDGE with the agreement of TRITON. These expenses shall include service on the existing credit line of CAMBRIDGE as well as any additional credit obtained for TRITON during the term of this agreement. In addition these expenses shall include any direct supervision expense incurred by CAMBRIDGE in the performance of this agreement.

          5. To compensate CAMBRIDGE for these services, it shall receive 10% of all revenues over and above the cost of goods sold from sales generated during the term of this agreement over and above the average sales for a like period prior to this agreement. In the event that for any reason, the agreement for the acquisition of TRITON by CAMBRIDGE does not close, CAMBRIDGE shall be entitled to receive this percentage for all sales by employees brought into the company by CAMBRIDGE as well as sales to clients brought into the company during the term of this agreement, for a period of two (2) years after its termination.

          6. The terms of the agreement for the acquisition of TRITON by CAMBRIDGE referenced above shall continue in force in addition to the terms hereof and CAMBRIDGE shall continue to use its best efforts to bring about the changes in title necessary to close that agreement as soon as reasonably practicable.

          7. Arbitration and Jurisdiction: Any dispute among the parties arising out of this agreement or otherwise shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American arbitration Association. This Agreement is to be construed in accordance with the Laws of the State of Florida.

          8. TRITON Representations and Warranties. TRITON represents that all documents and other information furnished to CAMBRIDGE are true, correct, complete and not misleading. TRITON also represents and warrants that it has not withheld and will not withhold any material information from CAMBRIDGE or its counsel. TRITON accepts and acknowledges sole responsibility and liability for any and all damages including the cost of defense resulting from any action or claim against TRITON which may arise from information provided by TRITON.

           9. Confidentiality: CAMBRIDGE and TRITON mutually agree to hold confidential and secret all documents, strategies, relationships or actions which either party may disclose or perform which are disclosed to the other during the performance of the obligations set forth in this Agreement.


     Agreed to and Acknowledged as follows:



     Triton Wellhead & Manufacturing, Inc.


     by:    /s/ William Danado
     its:   President

     Date:  May 5, 1998


     Cambridge Energy Corporation


     by:    /s/ Perry D. West
     its:   Chairman and CEO

     Date:  May 5, 1998